Exhibit 99.2

Form of Notice of Guaranteed Delivery

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION . If you have any doubt as to the action to be taken, you should seek advice from your own independent financial advisor.

NOTICE OF GUARANTEED DELIVERY

TO LENNAR CORPORATION

OF ITS

SERIES A 4.75% SENIOR NOTES DUE 2017

TO BE EXCHANGED FOR ITS

SERIES B 4.75% SENIOR NOTES DUE 2017

Holders of outstanding Series A 4.75% Senior Notes due 2017 (“Initial Notes”) who wish to tender their Initial Notes in exchange for Series B 4.75% Senior Notes due 2017 (the “Series B Notes”), but who cannot deliver Book Entry Confirmation of delivery of their Initial Notes and a Letter of Transmittal or an Agent’s Message (and any other documents required by the Letter of Transmittal or the Agent’s Message) to The Bank of New York Mellon Trust Company, N.A. (the “Exchange Agent”) prior to 5:00 P.M. New York City time on the Expiration Date, may use this Notice of Guaranteed Delivery or a substantially equivalent guaranty of delivery. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (with receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or by mail to the Exchange Agent. See “The Exchange Offer — Guaranteed Delivery Procedures” in the Prospectus.

THE EXCHANGE AGENT IS:

THE BANK OF NEW YORK MELLON

By Mail:	By Facsimile Transaction:	By Hand or Overnight Courier:

The Bank of New York Mellon Trust Company, N.A., as Exchange Agent	212-298-1915	The Bank of New York Mellon Trust Company, N.A., as Exchange Agent

c/o The Bank of New York Mellon Corporation	(For Eligible Institutions Only)	c/o The Bank of New York Mellon Corporation
Corporate Trust Operations – Reorganization Unit		Corporate Trust Operations – Reorganization Unit

101 Barclay Street, Floor 7 East	For Confirmation Telephone:	101 Barclay Street, Floor 7 East
New York, NY 10286		New York, NY 10286
Attention: William Buckley	212-815-5788	Attention: William Buckley

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This form is not to be used to guarantee signatures. If the instructions to the Letter of Transmittal require that the signature on a Letter of Transmittal be guaranteed by an “Eligible Institution,” that signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders the Initial Notes specified below to Lennar Corporation (the “Company”), upon the terms and subject to the conditions set forth in the Prospectus dated September [ ¡ ], 2012, and the related Letter of Transmittal, receipt of each of which is acknowledged, using the guaranteed delivery procedures described in the Prospectus under the caption “The Exchange Offer — Guaranteed Delivery Procedures.”

PLEASE SIGN AND COMPLETE

This Notice of Guaranteed Delivery must be signed by the holder(s) of Initial Notes exactly as the name of the applicable DTC participant’s name appears on a security position listing as the owner of Initial Notes, or by person(s) authorized to become holder(s) by documents transmitted with this Notice of Guaranteed Delivery. If the signature appearing below is not that of the holder(s) of the Initial Notes, then in order validly to tender the Initial Notes, the holder(s) must sign a valid proxy. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, that person must set forth his or her name, address and capacity as indicated below and may be required to submit evidence satisfactory to the Company of that person’s authority to act.

Aggregate Principal Amount of Initial Notes

Surrendered:

Account Number at The Depository Trust

Company:

Transaction Code Number:

Dated:

Name(s) of Holder(s):

Address of Holder(s):

Area Code and Tel. No:

Names of Authorized Signatory:

Capacity:

Address of Authorized Signatory:

Area Code and Tel. No.:

Signature(s) of Holder(s) or Authorized Signatory:

THE GUARANTEE ON THIS PAGE MUST BE COMPLETED .

GUARANTEE

(Not to be used for signature guarantee)

The undersigned bank, broker, dealer, credit union, savings association or other member entity of the Securities Transfer Agents’ Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Signature Program (each of which is an “Eligible Institution”) hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth in the Notice of Guaranteed Delivery within three New York Stock Exchange trading days after the date of this Guarantee, (i) book-entry confirmation of the transfer of the Initial Notes described above into the Exchange Agent’s account at DTC pursuant to the procedures set forth in the Prospectus, and (ii) either (x) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile copy of one) or (y) a properly transmitted Agent’s Message and (z) all other documents required by the Letter of Transmittal or the Agent’s Message.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver all applicable, letters, confirmations, messages and other documents to the Exchange Agent within the time period described above. Failure to do so could result in financial loss to that Eligible Institution.

Name of Firm:

Address:

Area Code and Tel. No.:

(Authorized Signature)

Name:
(Please Print)

Title:

Date: